Exhibit 99.1

Mesa Labs Announces Third Quarter Results

Lakewood, Colorado, February 5, 2024 – Mesa Laboratories, Inc. (NASDAQ:MLAB), a global leader in the design and manufacture of life science tools and critical quality control solutions, today announced results for its third fiscal quarter (“3Q24”) ended December 31, 2023.

Third quarter FY 2024 compared to third quarter FY 2023:

●	Revenues decreased 1.5% but increased 0.6% vs 2Q24
●	Non-GAAP core organic revenues[3] decreased 9%
●	Operating income decreased 102%
●	Non-GAAP adjusted operating income[1] excluding unusual items decreased 6.8% but increased 7.3% vs 2Q24
●	Non-GAAP adjusted operating income excluding unusual items as a percentage of revenues increased sequentially to 22.4%

Executive Commentary (amounts in thousands)

“Revenues of $53,473 for the quarter decreased 1.5% as compared to the third quarter of fiscal year 2023 (“3Q23”), due primarily to a 9.0% core organic revenues (“core organic”) decrease which was mostly offset by $3,837 from the GKE acquisition. The full benefit of the GKE acquisition will not be recognized until the upcoming quarter as the GKE entities were acquired at various times during 3Q24. Revenues headwinds were comprised of capital equipment placements in the Biopharmaceutical Development division remaining well below recent history and the ongoing economic slowdown and broad healthcare anti-corruption initiatives in China, which began to significantly impact our Clinical Genomics Division during 3Q24, both of which were partially offset by core organic growth in the Calibration Solutions division,” said Gary Owens, Chief Executive Officer of Mesa.

“Profitability as measured by our primary metric of non-GAAP adjusted operating income (“AOI”) excluding unusual items came in at $11,981 or 22.4% of revenues, a decrease of 6.8% versus prior year but a sequential increase of 7.3% which was driven primarily by the results of the GKE acquisition. Despite the current challenging operating environment, gross profit as a percentage of revenues (“gross profit percentage”) increased 210 bps for the quarter as compared to 3Q23 despite decreases in revenues, primarily as a result of the impact of the GKE acquisition and improvements in our Calibration Solutions division,” added Mr. Owens.

“We were pleased to add GKE to our Sterilization & Disinfection Control division as their high-quality chemical indicators and healthcare channels are highly complementary to our traditional strengths in biological indicators and life science channels. Looking ahead, with ongoing economic uncertainty, we will be conservative in deploying any increases in operating expenses,” concluded Mr. Owens.

Financial Results (amounts in thousands, except per share data)

Total revenues were $53,473, a decrease of 1.5% compared to 3Q23. Operating (loss) income decreased 102% to $(67). Net income was $2,116, an increase of 369% or $0.39 per diluted share of common stock.

As detailed in the Unusual Items table below, operating income for 3Q24 and 3Q23 was impacted by unusual items totaling $1,080 and $251, respectively.

On a non-GAAP basis, core organic decline was 9% and AOI decreased 13.5% to $10,901 or $2.02 per diluted share of common stock compared to 3Q23. As detailed in the Unusual Items table below, AOI for 3Q24 and 3Q23 was impacted by unusual items totaling $1,080 and $251, respectively. Excluding the unusual items for 3Q24 and 3Q23, AOI decreased 6.8% to $11,981. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

	Revenues		Organic Revenues Growth[2]		Core Organic Revenues Growth[3]
(Amounts in thousands)	Three Months Ended December 31, 2023	Nine Months Ended December 31, 2023	Three Months Ended December 31, 2023	Nine Months Ended December 31, 2023	Three Months Ended December 31, 2023	Nine Months Ended December 31, 2023
Sterilization and Disinfection Control	$19,338	$52,345	(4.8)%	1.0%	(6.7)%	(0.6)%
Clinical Genomics	12,546	41,464	(19.5)%	(14.6)%	(19.0)%	(13.1)%
Biopharmaceutical Development	9,430	28,526	(19.1)%	(18.2)%	(19.1)%	(17.4)%
Calibration Solutions	12,159	34,948	12.9%	8.6%	12.9%	8.7%
Total reportable segments	$53,473	$157,283	(8.6)%	(6.2)%	(9.0)%	(6.0)%

Sterilization and Disinfection Control (36% of revenues in 3Q24) revenues were $19,338 for the quarter which resulted in an organic decline of 4.8% and a core organic decline of 6.7% primarily due to production shortfalls as we saw both sequential and quarter over quarter orders growth. Gross profit percentage increased 80 bps versus the same quarter in the prior year to 72.1%, well within our target range at this level of quarterly revenues. For 3Q24, GKE contributed $3,837 of revenues at a gross profit percentage of 71.5%.

Clinical Genomics (23% of revenues in 3Q24) revenues were $12,546 for the quarter which resulted in an organic decline of 19.5% and a core organic decline of 19%. Gross profit percentage was 51.4% for the quarter, a decline of 200 bps as compared to the same quarter prior year primarily as a result of lower revenues. In addition to the China headwinds described earlier, negative customer timing and order patterns in North America more than offset growth in EMEA.

Biopharmaceutical Development (18% of revenues in 3Q24) revenues were $9,430 which yielded an organic and core organic decline of 19.1%, driven by headwinds concentrated in capital equipment placements into the biopharmaceutical vertical with capital budgets remaining constrained. Customer utilization of our instruments however remains strong with consumables and services increasing 16.5% compared to the same quarter last year and 14.3% year to date as compared to the same period last year. While sales funnel sizes and activity are increasing, market conditions continue to remain murky. Gross profit percentage only declined 120 bps as favorable product mix with a higher percentage of consumables and services and cost containment offset the majority of volume headwinds.

Calibration Solutions (23% of revenues in 3Q24) revenues were $12,159 which resulted in both organic and core organic growth of 12.9% as compared to the same quarter prior year. With the release of supply chain pressures, we are now able to reemphasize offensive commercial activities. Gross profit percentage was 59.3% for the quarter, an increase of 600 bps as compared to the same quarter prior year primarily due to increased revenues and favorable product mix.

Use of Non-GAAP Financial Measures

Adjusted operating income, organic revenues growth and core organic revenues growth are non-GAAP measures that exclude or adjust for certain items, as detailed after the tables that accompany this press release under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” Reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth below, along with additional information regarding their use.

2 Organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions.

3 Core organic revenues growth, a non-GAAP measure, is reported revenues growth excluding the impact of acquisitions, currency translation and COVID related revenues.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacture of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa, please visit its website at www.mesalabs.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effective integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the U.S. government, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “plan,” “seek,” “anticipate,” “intend,” “believe,” “could,” “should,” “estimate,” “target,” “may,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2023 and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

Mesa Laboratories Contacts:

Gary Owens; President and CEO,

John Sakys; CFO

1-303-987-8000

investors@mesalabs.com

Financial Summary (Unaudited except for the information as of March 31, 2023)

Condensed Consolidated Statements of Income

(Amounts in thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Revenues	$53,473	$54,287	$157,283	$163,489
Cost of revenues	20,071	21,522	60,589	62,997
Gross profit	33,402	32,765	96,694	100,492
Operating expenses	33,469	29,363	97,485	97,689
Operating (loss) income	(67)	3,402	(791)	2,803
Nonoperating (income) expense	(2,013)	1,486	(475)	2,915
Earnings (loss) before income taxes	1,946	1,916	(316)	(112)
Income tax (benefit) expense	(170)	1,465	(653)	(431)
Net income	$2,116	$451	$337	$319

Earnings per share (basic)	$0.39	$0.08	$0.06	$0.06
Earnings per share (diluted)	0.39	0.08	0.06	0.06

Weighted average common shares outstanding:
Basic	5,393	5,339	5,384	5,312
Diluted	5,396	5,360	5,394	5,354

Consolidated Condensed Balance Sheets

(Amounts in thousands)	December 31, 2023	March 31, 2023
Cash and cash equivalents	$28,224	$32,910
Other current assets	90,131	86,065
Total current assets	118,355	118,975
Property, plant and equipment, net	31,775	28,149
Other assets	591,639	514,708
Total assets	$741,769	$661,832

Liabilities	$338,808	$268,352
Stockholders’ equity	402,961	393,480
Total liabilities and stockholders’ equity	$741,769	$661,832

Reconciliation of Non-GAAP Measures
(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Operating (loss) income (GAAP)	$(67)	$3,402	$(791)	$2,803
Amortization of intangible assets	7,975	7,147	22,380	21,573
Stock-based compensation expense	2,993	2,056	9,144	9,859
Adjusted operating income (non-GAAP)	$10,901	$12,605	$30,733	$34,235

Adjusted operating income per share (basic)	$2.02	$2.36	$5.71	$6.44
Adjusted operating income per share (diluted)	$2.02	$2.35	$5.70	$6.39

Weighted average common shares outstanding:
Basic	5,393	5,339	5,384	5,312
Diluted	5,396	5,360	5,394	5,354

Organic and Core Organic Revenues Growth (Unaudited)

	Three Months Ended December 31, 2023	Nine Months Ended December 31, 2023
Total revenues growth	(1.5)%	(3.8)%
Impact of acquisitions	(7.1)%	(2.4)%
Organic revenues growth	(8.6)%	(6.2)%
Currency translation	(0.6)%	(0.1)%
COVID related revenues	0.2%	0.3%
Core organic revenues growth	(9.0)%	(6.0)%

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income were impacted by various unusual items during the three and nine months ended December 31, 2023 and 2022. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Operating (loss) income (GAAP)	$(67)	$3,402	$(791)	$2,803

Unusual items – before tax
Non-cash cost of revenues expense associated with the step up to fair value of GKE inventory due to application of purchase accounting	$412	$--	$412	$--
GKE acquisition/integration costs	770	--	1,275	--
Restructuring costs	(102)	--	248	--
Agena/Belyntic acquisition/integration costs	--	251	--	874
Total Impact of unusual items on operating income – before tax	1,080	251	1,935	874

Operating income excluding unusual items	$1,013	$3,653	$1,144	$3,677

Impact of unusual items on adjusted operating income	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Adjusted operating income (non-GAAP)	$10,901	$12,605	$30,733	$34,235

Unusual items – before tax
Non-cash cost of revenues expense associated with the step up to fair value of GKE inventory due to application of purchase accounting	$412	$--	$412	$--
GKE acquisition/integration costs	770	--	1,275	--
Restructuring costs	(102)	--	248	--
Agena/Belyntic acquisition/integration costs	--	251	--	874
Total impact of unusual items on adjusted operating income – before tax	1,080	251	1,935	874

Adjusted operating income excluding unusual items	$11,981	$12,856	$32,668	$35,109

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts, non-GAAP adjusted operating income excluding unusual items, organic revenues growth, and core organic revenues growth in order to provide meaningful supplemental information regarding our operational performance. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our operating results, consistent with how management measures and forecasts its operating performance, especially when comparing such results to previous periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.  This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both GAAP and non-GAAP results.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. To calculate adjusted operating income, we exclude, as applicable:

●	Impairments of long-lived assets as such charges are outside of our normal operations and in most cases are difficult to accurately forecast.
●	Stock-based compensation expense as it is a non-cash charge and costs calculated for this expense vary in accordance with the stock price on the date of grant.
●

The expense associated with the amortization of acquisition-related intangible assets as a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of income. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.